EXHIBIT 99.1

[ATHEROGENICS, INC. LOGO]

FOR IMMEDIATE RELEASE

AtheroGenics, Inc. Announces Two New Board Members

ATLANTA, Ga. - July 18, 2006 -AtheroGenics, Inc. (Nasdaq: AGIX), a pharmaceutical company focused on the treatment of chronic inflammatory diseases, today announced the election of two new members to its Board of Directors: Sam L. Barker, Ph.D., a founder of Clearview Projects, Inc. and former pharmaceutical industry executive at Bristol-Myers Squibb; and Margaret E. Grayson, President of AEP Government Solutions Group and Executive Vice President and General Manager of AEP Networks. Dr. Barker was appointed to serve on the Governance and Nominating Committee of the Board, and Ms. Grayson was appointed to serve on the Board’s Audit Committee.

“These new members have extensive knowledge and experience in the areas of strategic business development and corporate financial management and will be important assets to AtheroGenics,” stated Russell M. Medford, M.D., Ph.D., President and Chief Executive Officer of AtheroGenics, Inc. “We look forward to their contributions as we move toward the completion of our ARISE study and potential commercialization of AGI-1067.”

Sam Barker, Ph.D., is one of three co-founders of Clearview Projects, Inc., a multi-disciplinary advisory firm specializing in strategic thinking, corporate development transactions, product alliances, product strategy/development and executive management, with a focus on the global healthcare sector. Dr. Barker worked at Bristol-Myers Squibb for over 30 years in Research and Development, Manufacturing, Business Development, Sales and Marketing, and General Management. After the merger of Bristol-Myers and Squibb in 1989, he held several executive positions including Vice President, Asia/Pacific for the Pharmaceutical Group; President, Intercontinental, Bristol-Myers Squibb Company; and President, U.S. Pharmaceuticals Group before retiring in May 1999.  He served as President and CEO of Clearview Projects from 2003-2004. Dr. Barker has been the Chairman of the Board of Lexicon Genetics, Inc., since March 2005 and serves on the Board of Directors of UCB, US. He is an Advisor to Symphony Capital, a private equity partnership. He is a member of the Board of Trustees, the Cancer Institute of New Jersey. Dr. Barker received a B.S. from Henderson State College, and holds graduate degrees from the University of Arkansas and Purdue University.

Margaret E. Grayson (Peg) is the President of AEP Government Solutions Group and Executive Vice President and General Manager of AEP Networks, a specialty provider of cyber security protection, networking, application access, and information sharing solutions. She is a member of the National Infrastructure Advisory Council (NIAC), serving at the request of President George W. Bush, and provides advice to the Secretary of Homeland Security and the President on the security of our Nation’s critical infrastructure. Ms. Grayson is a member of the Potomac Officers Club and has been named to Maryland’s Top 100 Women for her professional achievements and contributions to the community. She serves on the Board of Directors for the Montgomery College Foundation, the Dean’s Advisory Council for the School of Management at the State University of New York, and the Advisory Board for the Center of Excellence in Information Assurance at SUNY Buffalo. Ms. Grayson served as President of V-ONE Corporation, before it combined with AEP Networks in 2005. Prior to joining V-ONE, Ms. Grayson served as Chief Financial Officer for SPACEHAB, Inc., and for CD Radio, Inc. in Washington, D.C.  Ms. Grayson holds an M.B.A. from the University of South Florida and a B.S. in Accounting from the State University of New York at Buffalo.

About AtheroGenics
AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma. The Company has two drug development programs currently in the clinic. AtheroGenics’ lead compound, AGI-1067, is being evaluated in the pivotal Phase III ARISE clinical trial as an oral therapy for the treatment of atherosclerosis, in collaboration with AstraZeneca. AGI-1096 is a novel, oral agent in Phase I that is being developed for the prevention of organ transplant rejection in collaboration with Astellas. AtheroGenics also has preclinical programs in rheumatoid arthritis and asthma utilizing its proprietary vascular protectant® technology. For more information about AtheroGenics, please visit www.atherogenics.com.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to events or developments that we expect or anticipate will occur in the future are deemed to be forward-looking statements, and can be identified by words such as "believes," "intends," "expects" and similar expressions. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about clinical trial results, our future results of operations or our financial condition, research, development and commercialization of our product candidates, anticipated trends in our business, and other risks that could cause actual results to differ materially. These and other risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including, but not limited to, the risks discussed in AtheroGenics' Annual Report on Form 10-K for the fiscal year ended December 31, 2005. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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Contact:
Investors:
Donna Glasky
AtheroGenics, Inc.
(678) 336-2517
investor@atherogenics.com

Lilian Stern
Stern Investor Relations, Inc.
(212) 362-1200
lilian@sternir.com

Media:
Jayme Maniatis
Schwartz Communications
(781) 684-0770
atherogenics@schwartz-pr.com